 THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

THIS NOTE IS NOT A SAVINGS ACCOUNT OR A DEPOSIT, AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. THIS NOTE IS SUBORDINATED TO CLAIMS OF DEPOSITORS, IS UNSECURED, AND IS NOT ELIGIBLE AS COLLATERAL FOR A LOAN BY BANK OF AMERICA CORPORATION OR BANK OF AMERICA, N.A.

THIS NOTE IS NOT AN OBLIGATION OF OR GUARANTEED BY BANK OF AMERICA, N.A. OR ANY OTHER BANKING OR NONBANKING AFFILIATE OF BANK OF AMERICA CORPORATION.

REGISTERED                                                                               €1,000,000,000

NUMBER R-1                                                                              Common Code: 019175243
                                                                                                      ISIN: XS0191752434
                                                                                                     WKN: A0BBN7

ORIGINAL ISSUE DATE: May 6, 2004
MATURITY DATE: May 6, 2019
BASE RATE: From May 6, 2014 Through the Maturity Date, Three-Month EURIBOR
INDEX MATURITY: From May 6, 2014 Through the Maturity Date, Three Months
SPREAD: From May 6, 2014 Through the Maturity Date = 1.46%
INTEREST PAYMENT DATES: From the Original Issue Date Through May 6, 2014, May 6 of each year, commencing May 6, 2005
From May 6, 2014 Through the Maturity Date, February 6, May 6, August 6 and November 6 of each year, commencing August 6, 2014
INTEREST RESET DATES: From May 6, 2014 Through the Maturity Date, February 6, May 6, August 6 and November 6 of each year
INTEREST DETERMINATION DATES: Two TARGET business days preceding each interest period
REDEMPTION DATE: May 6, 2014
INITIAL REDEMPTION PERCENTAGE: 100%
CALCULATION AGENT: The Bank of New York

BANK OF AMERICA CORPORATION

4¾% FIXED/FLOATING RATE CALLABLE SUBORDINATED NOTES, DUE 2019

        BANK OF AMERICA CORPORATION, a Delaware corporation (herein called the "Corporation," which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to The Bank of New York Depository (Nominees) Limited, or registered assigns, the principal sum of ONE BILLION EUROS (€1,000,000,000) on May 6, 2019 (except to the extent redeemed or repaid prior to that date). The Corporation will pay interest on such principal amount at (1) a fixed rate of 4¾% per annum from May 6, 2004 to, but excluding May 6, 2014, and (2) a floating rate per annum equal to three-month EURIBOR (as defined below), plus the Spread of 1.46%. If the date hereof is after an Interest Payment Date for the Notes, this Note shall bear interest from such Interest Payment Date; provided, however, that if the Corporation shall default in the payment of interest due on such Interest Payment Date, then this Note shall bear interest from the next preceding Interest Payment Date to which interest has been paid, or, if no interest has been paid on the Notes, from May 6, 2004.

     Interest on this Note will accrue during the fixed rate period from the Original Issue Date to, but excluding, May 6, 2014. Interest will be payable annually to each May 6, commencing May 6, 2005. During the fixed rate period, interest payments will be made to the persons in whose name this Note is registered on the April 30 preceding the Interest Payment Date. Interest Payments on this Note during the fixed rate period will be calculated on the basis of the actual number of days in the interest period divided by 365 or 366, as applicable.

     Interest on this Note will accrue during the floating rate period from May 6, 2014 to, but excluding, May 6, 2019 unless redeemed on May 6, 2014. The interest rate for each interest period during the floating rate period will be adjusted quarterly and is equal to three-month EURIBOR plus 1.46%. Interest will be payable quarterly on each February 6, May 6, August 6 and November 6, commencing August 6, 2014. During the floating rate period, interest payments will be made to the persons in whose name this Note is registered on the designated record date:

Interest Payment Date	Record Date
February 6	January 31
May 6	April 30
August 6	July 31
November 6	October 31

      If any Interest Payment Date falls on a day that is not a Business Day (as defined below), the interest due on such date shall be the following day that is a Business Day (and no interest will accrue as a result of that postponement); and if the Maturity Date falls on a day that is not a Business Day, principal or interest payable with respect to such Maturity Date will be paid on the next Business Day with the same force and effect as if made on such Maturity Date, and no additional interest shall accrue for the period from and after such Maturity Date.

     An interest period is the period beginning on an Interest Payment Date and ending on the date immediately preceding the next following Interest Payment Date or Maturity Date, as the case may be. The interest rate on this Note in effect for each interest period will be determined by the Calculation Agent using three-month EURIBOR on the Interest Determination Date for that interest period. The Calculation Agent will add three-month EURIBOR as determined on the Interest Determination Date to the Spread to calculate the interest rate in effect for the applicable interest period. Interest will be calculated using the actual number of days in an interest period and a 360-day year.

      "EURIBOR" means the offered rate for deposits in euro having a maturity of three months, in amounts of at least €1,000,000,000, as that rate appears on Moneyline Telerate page 248 at approximately 11:00 a.m., Brussels time, on the Interest Determination Date. If Moneyline Telerate Page 248 is replaced by another service or ceases to exist, the Calculation

                                                                                            2

Agent will use the replacing service or any other service that may be nominated by the person sponsoring the information appearing there for the purpose of displaying offered rates for deposits in euro.

     If no offered rate appears on Moneyline Telerate Page 248 on an Interest Determination Date at approximately 11:00 a.m., Brussels time, then the Calculation Agent, after consultation with the Corporation, will select four major banks in the Euro-zone interbank market and will request each of their principal Euro-zone offices to provide a quotation of the rate at which three-month deposits in euro in amounts of at least €1,000,000 are offered by it to prime banks in the Euro-zone interbank market, on that date and at that time, that is representative of a single transaction at that time. If at least two quotations are provided, EURIBOR will be arithmetic average of the quotations provided.

     If at least two quotations are not provided, the Calculation Agent, after consultation with the Corporation, will select four major banks in the Euro-zone interbank market and will request each of them to provide a quotation of the rate offered by them, at approximately 11:00 a.m., Brussels time, on the Interest Determination Date, for loans in euro to prime banks in the Euro-zone interbank market for a three-month period commencing on that date and in amounts of at least €1,000,000,000 that is representative of a single transaction at that time. If at least three quotations are provided, EURIBOR will be the arithmetic average of the quotations provided.

     If three quotations are not provided, the rate of EURIBOR for the next interest period will be equal to the rate of EURIBOR for the then current interest period.

     The Euro-zone is the region comprised of the member states of the European Union that have adopted the euro as their single currency.

     The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the person in whose name this Note (or one or more predecessor Notes evidencing all or a portion of the same debt as this Note) is registered at the close of business on the record date for such Interest Payment Date, whether or not a Business Day. "Business Day" means any weekday that (1) is not a legal holiday in New, New York, Charlotte, North Carolina or Luxembourg, (2) is not a day on which banking institutions in those cities are authorized or required by law or regulation to be closed, and (3) is a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer ("TARGET") System or any successor system is open for business.

     The principal of and interest on this Note are payable in immediately available funds in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts, at the office or agency of the Corporation in New York or such other places that the Corporation shall designate as provided in the Indenture; provided, however, that interest may be paid, at the option of the Corporation, by check mailed to the person entitled thereto at his address last appearing on the registry books of the Corporation relating to the Notes. Notwithstanding the preceding sentence, payments of principal of and interest payable on the Maturity Date will be made by wire transfer of immediately available funds to a designated account maintained in London upon (i) receipt of written notice by the Issuing and Paying Agent (as described on the reverse hereof) from the registered holder hereof not less than one Business

                                                                                     3

Day prior to the due date of such principal and (ii) presentation of this Note to the Issuing and Paying Agent, at The Bank of New York, 48th Floor, One Canada Square, London, E14 5AL. Any interest not punctually paid or duly provided for shall be payable as provided in the Indenture.

     Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee or by an authenticating agent on behalf of the Trustee by manual signature, this Note shall not be entitled to any benefit under such Indenture or be valid or obligatory for any purpose.

                                                                                     4

     IN WITNESS WHEREOF, the Corporation has caused this Note to be duly executed, by manual or facsimile signature, under its corporate seal or a facsimile thereof.

                                                                          BANK OF AMERICA CORPORATION

                                                                          By: _______________________________
[SEAL]                                                              Title: Senior Vice President

ATTEST:

By:______________________
Assistant Secretary

                                                                                           5

CERTIFICATE OF AUTHENTICATION

      This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: May 6, 2004

                                                                               THE BANK OF NEW YORK,
                                                                               as Trustee

                                                                               By:__________________________
                                                                                             Authorized Signatory

                                                                                          6

[Reverse of Note]

BANK OF AMERICA CORPORATION
4 ¾% FIXED/FLOATING RATE CALLABLE SUBORDINATED NOTES, DUE 2019

         SECTION 1. General. This Note is one of a duly authorized series of Securities of the Corporation unlimited in aggregate principal amount (herein called the "Notes") issued and to be issued under an Indenture dated as of January 1, 1995 (herein called the "Indenture"), between the Corporation (successor to NationsBank Corporation) and The Bank of New York, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), as supplemented by a First Supplemental Indenture dated as of August 28, 1998, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Corporation, the Trustee and the holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is also one of the Notes designated as the Corporation's 4¾% Fixed/Floating Rate Callable Subordinated Notes, due 2019 (herein called the "Notes"), initially in the aggregate principal amount of €1,000,000,000. The amount of Notes of this series may be increased by the Corporation in the future. The Trustee initially shall act as Security Registrar, Transfer Agent, and Issuing and Paying Agent in connection with the Notes. The Notes may bear different dates, mature at different times, bear interest at different rates and vary in such other ways as are provided in the Indenture.

       SECTION 2. Subordination. THE INDEBTEDNESS OF THE CORPORATION EVIDENCED BY THE NOTES, INCLUDING THE PRINCIPAL THEREOF AND INTEREST THEREON, IS, TO THE EXTENT AND IN THE MANNER SET FORTH IN THE INDENTURE, SUBORDINATE AND JUNIOR IN RIGHT OF PAYMENT TO ITS OBLIGATIONS TO HOLDERS OF SENIOR INDEBTEDNESS, AS DEFINED IN THE INDENTURE, AND EACH HOLDER OF THE NOTES, BY THE ACCEPTANCE HEREOF, AGREES TO AND SHALL BE BOUND BY SUCH PROVISIONS OF THE INDENTURE.

     SECTION 2. No Sinking Fund. This Note is not subject to any sinking fund.

     SECTION 3. Redemption. Subject to the provisions of Article III of the Indenture, all, but not less than all, of the Notes of this series may be redeemed at the option of the Corporation on May 6, 2014, by giving not less than 30 calendar days' notice to the Trustee and the holders of the Notes.

     SECTION 4. Defeasance. The provisions of Article Fourteen of the Indenture do apply to Securities of this Series.

     SECTION 5. Payment of Additional Amounts. Subject to the exemptions and limitations set forth below, the Corporation will pay additional amounts to the beneficial owner of this Note that is a "Non-United States person," as defined below, in order to ensure that every net payment on such Note will not be less, due to payment of United States withholding tax, than the amount then due and payable. For this purpose, a "net payment" on the Note means a payment by the Corporation or any paying agent, including payment of principal and interest,

                                                                                    7

after deduction for any present or future tax, assessment, or other governmental charge of the United States. These additional amounts will constitute additional interest on the Note.

       The Corporation will not be required to pay additional amounts, however, in any of the circumstances described in items (1) through (13) below.

      (1) Additional amounts will not be payable if a payment on the Note is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of the Note:

(a) having a relationship with the United States as a citizen, resident, or otherwise;

(b) having had such a relationship in the past; or

(c) being considered as having had such a relationship.

        (2) Additional amounts will not be payable if a payment on the Note is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of the Note: (a) being treated as present in or engaged in a trade or business in the United States;

(b) being treated as having been present in or engaged in a trade or business in the United States in the past;

(c) having or having had a permanent establishment in the United States; or

(d) having or having had a qualified business unit which has the U.S. dollar as its functional currency.

       (3) Additional amounts will not be payable if a payment on the Note is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of the Note being or having been a: (a) personal holding company;

(b) foreign personal holding company;

(c) foreign private foundation or other foreign tax-exempt organization;

(d) passive foreign investment company;

(e) controlled foreign corporation; or

(f) corporation which has accumulated earnings to avoid U.S. federal income tax.

         (4) Additional amounts will not be payable if a payment on the Note is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of the Note owning or having owned, actually or constructively,

                                                                               8

10% or more of the total combined voting power of all classes of the Corporation's stock entitled to vote;

       (5) Additional amounts will not be payable if a payment on the Note is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of the Note being a bank extending credit under a loan agreement entered into in the ordinary course of business.

        For purposes of items (1) through (5) above, "beneficial owner" includes a fiduciary, settlor, partner, member, shareholder, or beneficiary of the holder if the holder is an estate, trust, partnership, limited liability company, corporation, or other entity, or a person holding a power over an estate or trust administered by a fiduciary holder.

        (6) Additional amounts will not be payable to any beneficial owner of the Note that is:

(a) a fiduciary;

(b) a partnership;

(c) a limited liability company;

(d) another fiscally transparent entity; or

(e) not the sole beneficial owner of the Note, or any portion of the Note.

          However, this exception to the obligation to pay additional amounts will only apply to the extent that a beneficiary or settlor in relation to the fiduciary, or a beneficial owner, partner or member of the partnership, limited liability company, or other fiscally transparent entity, would not have been entitled to the payment of an additional amount had the beneficiary, settlor, partner, beneficial owner, partner, or member received directly its beneficial or distributive share of the payment.

        (7) Additional amounts will not be payable if a payment on the Note is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld by reason of the failure of the beneficial owner of the Note or any other person to comply with applicable certification, identification, documentation or other information reporting requirements. This exception to the obligation to pay additional amounts will apply only if compliance with such reporting requirements is required as a precondition to exemption from such tax, assessment or other governmental charge by statute or regulation of the United States or by an applicable income tax treaty to which the United States is a party.

        (8) Additional amounts will not be payable if a payment on the Note is reduced as a result of any tax, assessment, or other governmental charge that is collected or imposed by any method other than by withholding from a payment on the Note by the Corporation or any paying agent.

                                                                                    9

      (9) Additional amounts will not be payable if a payment on the Note is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later.

      (10) Additional amounts will not be payable if a payment on the Note is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld by reason of the presentation by the beneficial owner of the Note for payment more than 30 days after the date on which such payment becomes due or is duly provided for, whichever occurs later.

       (11) Additional amounts will not be payable if a payment on the Note is reduced as result of any:

(a) estate tax;

(b) inheritance tax;

(c) gift tax;

(d) sales tax;

(e) excise tax;

(f) transfer tax;

(g) wealth tax;

(h) personal property tax; or

(i) any similar tax, assessment, or other governmental charge.

         (12) Additional amounts will not be payable if a payment on the Note is reduced as a result of any tax, assessment, or other governmental charge required to be withheld by any paying agent from a payment of principal or interest on the Note if such payment can be made without such withholding by any other paying agent.

         (13) Additional amounts will not be payable if a payment on the Note is reduced as a result of any combination of items (1) through (12) above.

          A "United States person" means:

(a) any individual who is a citizen or resident of the United States;

(b) any corporation, partnership, or other entity created or organized in or under the laws of the United States;

(c) any estate if the income of such estate falls within the federal income tax jurisdiction of the United States regardless of the source of such income; and

                                                                                      10

(d) any trust if a U.S. court is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of the substantial decisions of the trust.

           A "Non-United States person" means a person who is not a United States person, and "United States" means the United States of America, including the States and the District of Columbia, its territories, its possessions, and other areas within its jurisdiction.

          SECTION 6. Redemption for Tax Reasons. The Notes of this series may be redeemed at the option of the Corporation in whole, but not in part, at any time, on giving not less than 30 nor more than 60 days' notice to the Trustee and the holders of the Notes, if the Corporation has or may become obliged to pay additional amounts as a result of any change in, or amendment to, the laws or regulations of the United States or any political subdivision or any authority thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations after the date of this Note.

          Prior to the publication of any notice of redemption, the Corporation shall deliver to the Trustee a certificate signed by the Chief Financial Officer or a Senior Vice President of the Corporation stating that the Corporation is entitled to effect such redemption and setting forth a statement of facts showing the conditions precedent to the right to redeem.

         Notes so redeemed will be redeemed at 100% of their principal amount together with interest accrued up to (but excluding) the date of redemption.

         SECTION 7. Events of Default. If an Event of Default (defined in the Indenture as certain events involving the bankruptcy of the Corporation) shall occur with respect to the Notes, the principal of, interest accrued on, and other amounts then payable on, the Notes may be declared due and payable in the manner and with the effect provided in the Indenture. THERE IS NO RIGHT OF ACCELERATION PROVIDED IN THE INDENTURE IN CASE OF A DEFAULT IN THE PAYMENT OF INTEREST OR THE PERFORMANCE OF ANY OTHER COVENANT BY THE CORPORATION.

        SECTION 8. Modifications and Waivers. The Indenture permits, with certain exceptions as therein provided, the amendment of the Indenture and the modification of the rights and obligations of the Corporation and the rights of the holders of the Notes under the Indenture at any time by the Corporation with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the Notes then outstanding and all other Securities then outstanding under the Indenture and affected by such amendment and modification. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Notes then outstanding and all other Securities then outstanding under the Indenture and affected thereby, on behalf of the holders of all such Securities, to waive compliance by the Corporation with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

                                                                                    11

         No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer, or director, as such, past, present, or future, of the Corporation or any predecessor or successor corporation, whether by virtue of any constitution, statute, or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for issue hereof, expressly waived and released.

        SECTION 9. Obligations Unconditional. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

        SECTION 10. Authorized Denominations. The Notes are issuable only as registered Notes without coupons in the denominations of €1,000, €10,000 and €100,000. As provided in the Indenture, and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of different authorized denominations, as requested by the holder surrendering the same.

         SECTION 11. Registration of Transfer. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register of the Corporation relating to the Notes, upon surrender of this Note for registration of transfer at the office or agency of the Corporation designated by it pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Trustee or the Security Registrar duly executed by, the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         If the Notes are to be issued and outstanding pursuant to a book-entry system, the following paragraph is applicable: The Notes are being issued by means of a book-entry system with no physical distribution of certificates to be made except as provided in the Indenture. The book-entry system maintained by Euroclear Bank S.A./N.V. as operator of the Euroclear System ("Euroclear") and Clearstream Banking, société anonyme, Luxembourg ("Clearstream, Luxembourg") will evidence ownership of the Notes, with transfers of ownership effected on the records of Euroclear and Clearstream, Luxembourg and their participants pursuant to rules and procedures established by Euroclear and Clearstream, Luxembourg and their participants. The Corporation will recognize Euroclear and Clearstream, Luxembourg, or their nominee, while the registered holder of the Notes, as the owner of the Notes for all purposes, including payment of principal (premium, if any) and interest, notices, and voting. Transfers of the Notes will be in accordance with the rules and procedures established by Euroclear and Clearstream, Luxembourg. The Corporation has no responsibility for any aspect of the records kept by Euroclear or Clearstream, Luxembourg or any of their direct or indirect participants. The Corporation does not supervise these systems in any way.

        If the Notes may be settled through depositories located in Europe, the following paragraph is applicable: Transfers of Notes outside of the United States may be effected through

                                                                                           12

the facilities of Clearstream Banking, société anonyme, and Euroclear Bank, S.A./N.V., as operator of the Euroclear system, in accordance with the rules and procedures established by such depositories.

        No service charge will be made for any such registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any tax, assessment, or other governmental charge, including, without limitation, any withholding tax, payable in connection therewith.

        Prior to due presentment for registration of transfer of this Note, the Corporation, the Trustee, the Issuing and Paying Agent, and any agent of the Corporation may treat the person in whose name this Note is registered as the owner hereof for all purposes.

        SECTION 12. Authentication Date. The Notes of this series shall be dated the date of their authentication.

        SECTION 13. Defined Terms. All terms used in this Note which are not defined herein, but are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         SECTION 14. Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS.

                                                                                        13

ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of the within Note shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM-- as tenants in common
TEN ENT-- as tenants by the entireties
JT TEN-- as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT--............................as Custodian for..............................
                                             (Cust)                                             (Minor)
                                                                    Under Uniform Gifts to Minors Act
                                                                    ..........................................................
(State)

                                      Additional abbreviations may also be used though not in the above list.

__________________________________

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS
INCLUDING ZIP CODE, OF ASSIGNEE]

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________

Please Insert Social Security or Other
         Identifying Number of Assignee: ______________________________

the within Note and all rights thereunder, hereby irrevocably constituting and appointing _____________________________________ Attorney to transfer said Note on the books of the Corporation, with full power of substitution in the premises.

Dated: _______________________                                _________________________________________

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever and must be guaranteed.

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